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                                                                      EXHIBIT 5
                                   LATHAM & WATKINS
                          633 West Fifth Street, Suite 4000
                            Los Angeles, California 90071
                                    (213) 485-1234

                                   August 19, 1998


Dames & Moore Group
911 Wilshire Boulevard, Suite 700
Los Angeles, California 90017

               Re:  DAMES & MOORE GROUP
                    REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

        At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement"), which Dames & Moore Group, a Delaware corporation (the "Company"), intends to file with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of $2,000,000 in deferred compensation obligations (the "Obligations") of the Company under the Dames & Moore Group Deferred Compensation Plan (the "Plan"). We are familiar with the proceedings undertaken in connection with the authorization of the Plan and the Obligations. Additionally, we have examined such questions of law and fact as we have considered necessary or appropriate for purposes of this opinion.

        In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

        We are opining herein as to the effect on the subject transaction only of the federal securities law of the United States and the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws.

            Based upon the foregoing, we are of the opinion that the Obligations have been duly authorized, and upon the issuance of the Obligations under the terms of the Plan, such Obligations will be legally valid and binding obligations of the Company, except as may be limited by the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors; the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; and the effect of the laws of usury or other laws or equitable principles relating to or limiting the interest rate payable on indebtedness.

        We consent to your filing this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,


                                        /s/ LATHAM & WATKINS